Exhibit 35.1

                      ACCREDITED MORTGAGE LOAN TRUST 2006-2

                              OFFICER'S CERTIFICATE
               (Section 5.09 of the Sale and Servicing Agreement)

      Pursuant to Section 5.09 of the Sale and Servicing Agreement dated as of June 1, 2006, as amended (the "Agreement"), by and among ACCREDITED MORTGAGE LOAN REIT TRUST, as Depositor (the "Depositor"), ACCREDITED HOME LENDERS, INC., as Sponsor (in such capacity, the "Sponsor") and as Servicer (in such capacity, the "Servicer"), ACCREDITED MORTGAGE LOAN TRUST 2006-2, as Issuing Entity (the "Issuer"), and DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee (the "Indenture Trustee") (the "Agreement"), James A. Konrath, Chairman of the Board of the Servicer, and Jeffrey W. Crawford, Assistant Secretary of the Servicer, hereby state as follows (initially capitalized terms used herein and not otherwise defined have the same meanings as under the Agreement):

      1. They are the duly elected, qualified and acting Chairman of the Board and Assistant Secretary, respectively, of the Servicer.

      2 A review of the activities of the Servicer during the preceding calendar year and of its performance under the Agreement has been made under their supervision.

      3. To the best of their knowledge, based on such review, the Servicer has fulfilled all its material obligations under the Agreement in all material respects throughout such year except that they have noted certain exceptions to the performance of the Servicing Criteria contained in Reg AB Section 1122(d) in their assessment of performance of the Servicing Criteria, which such exceptions are noted in the attached Appendix B.

      EXECUTED as of the 16th day of April, 2007.


                                        /s/ James A. Konrath
                                        ----------------------------------------
                                        James A. Konrath
                                        Chairman of the Board


                                        /s/ Jeffrey W. Crawford
                                        ----------------------------------------
                                        Jeffrey W. Crawford
                                        Assistant Secretary